UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2024

THE CORETEC GROUP INC.
(Exact name of registrant as specified in its charter)

Oklahoma	000-54697	73-1479206
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

333 Jackson Plaza, STE 460, Ann Arbor MI	48103
(Address of Principal Executive Offices)	(Zip Code)

(866) 916-0833
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Matt Hoffman

On June 2, 2024, Matthew L. Hoffman resigned as the Chief Financial Officer, Chief Operating Officer and from any and all other positions held by him at The Coretec Group Inc. (the “Company”), effective immediately. Mr. Hoffman’s decision to resign is due to his acceptance of an offer as chief financial officer at another corporation and not due to any disagreement with the Company, the Board of Directors of the Company, or any other member of the Company’s management. On June 6, 2024, Mr. Hoffman was issued 6,208,242 shares under the Company’s 2023 Equity Incentive Plan, in lieu of cash payment for accrued liabilities owed to Mr. Hoffman and for services through the effective date of his resignation. Mr. Hoffman has generously agreed to assist the Company in any transitionary needs on a consultant basis.

Compensation paid to Chief Executive Officer

On June 6, 2024, Mr. Matthew Kappers was issued 8,647,194 shares under the Company’s 2023 Equity Incentive Plan, in lieu of cash payment for accrued liabilities owed to Mr. Kappers and for services through April 30, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Coretec Group Inc.
Date: June 6, 2024
	By:	/s/ Matthew J. Kappers
	Name:	Matthew J. Kappers
	Position:	Chief Executive Officer